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                                 THE 3DO COMPANY

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

================================================================================

July 23, 2002


TO OUR STOCKHOLDERS:

I am pleased to invite you to attend a Special Meeting of stockholders of The 3DO Company as detailed below:


DATE AND TIME        Tuesday, August 20, at 3:00 p.m.

PLACE                The 3DO Company Headquarters
                     200 Cardinal Way
                     Redwood City, CA  94063

                     Directions to 3DO may be found on the Company's website at: www.3do.com/companyinfo/direction.html.

ITEM OF BUSINESS     To approve an amendment to the Restated Certificate of
                     Incorporation to effect a one-for-eight reverse split of the outstanding shares of 3DO's common stock.

                     This item is more fully described in the accompanying Proxy Statement.

RECORD DATE          You are entitled to vote if you were a holder of 3DO common stock at the close of business on July 5, 2002.

VOTING BY PROXY      To assure your representation at the meeting, you are urged to vote your shares by designating your proxies as promptly as possible. You may vote by mail, by telephone, or via the Internet by following the instructions on the enclosed proxy card.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, WE ENCOURAGE YOU TO VOTE BY PROXY. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE SPECIAL MEETING. IF YOU DECIDE TO ATTEND THE SPECIAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

                                          By order of the Board of Directors


                                          William M. (Trip) Hawkins III
                                          CHAIRMAN AND CHIEF EXECUTIVE OFFICER

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                                TABLE OF CONTENTS

                                                                         Page

Questions and Answers                                                      1

Information Concerning Solicitation and Voting                             3

PROPOSAL - To approve the amendment to the restated certificate of incorporation to effect a one-for-eight reverse

           split of 3DO's outstanding shares of common stock               4

Certain Known Stockholders                                                10

Appendix A -- Proposed Amendment to Restated Certificate of

              Incorporation                                               11

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                              QUESTIONS AND ANSWERS

      Although we encourage you to read the enclosed Proxy Statement in its entirety, we include this Questions and Answers section to provide some background information and brief answers to several questions you might have about the enclosed proposal. In this Proxy Statement, we refer to The 3DO Company as "3DO" or the "Company."

Q. WHAT PROPOSALS ARE STOCKHOLDERS BEING ASKED TO CONSIDER AT THE UPCOMING SPECIAL MEETING?

A. 3DO is seeking approval of one proposal. To approve an amendment to the Restated Certificate of Incorporation to effect a one-for-eight reverse split of 3DO's outstanding shares of common stock.

Q.    WHY IS 3DO SEEKING STOCKHOLDER APPROVAL FOR THIS PROPOSAL?

A.    The Board approved the reverse stock split for the following reasons:

      o The Board believes a higher stock price may help generate investor interest in 3DO and help 3DO attract and retain employees and other service providers; and

      o The Board believes the reverse stock split is the most effective means to avoid a delisting of 3DO's common stock from the Nasdaq National Market ("Nasdaq").

Q.    WHO IS ENTITLED TO VOTE?

A. You may vote if you owned common stock as of the close of business on July 5, 2002. Each share of common stock is entitled to one vote. As of July 5, 2002, 3DO had 61,857,431 shares of common stock outstanding.

Q.    HOW DO I VOTE BEFORE THE SPECIAL MEETING?

A.    You have three voting options:

      o Over the Internet, which the Company encourages if you have Internet access, at the address shown on your proxy card;

      o     By telephone through the number shown on your proxy card; or

      o By mail by completing, signing and returning the enclosed proxy card.

Q.    MAY I VOTE AT THE SPECIAL MEETING?

A. You may vote your shares of common stock at the meeting if you attend in person. Even if you plan to attend the meeting, the Company encourages you to vote your shares by proxy. You may vote by proxy through the Internet, by telephone or by mail.

Q.    MAY I CHANGE MY MIND AFTER I VOTE?

A. You may change your vote at any time before the polls close at the meeting. You may do this by (1) signing another proxy card with a later date and returning it to 3DO prior to the meeting, (2) voting again by telephone or over the Internet prior to midnight on August 19, 2002, or
      (3) voting again at the meeting.

                                                                               1

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Q.    IF I HOLD SHARES THROUGH A BROKER, HOW DO I VOTE THEM?

A. Your broker should have forwarded instructions to you regarding the manner in which you can direct your broker as to how you would like your shares of common stock to be voted. If you have not received these instructions or have questions about them, you should contact your broker directly.

Q.    WHAT IF I RETURN MY PROXY CARD BUT DO NOT PROVIDE VOTING INSTRUCTIONS?

A. Proxies that are signed and returned but do not contain instructions will be voted FOR the proposal in this proxy statement.

Q.    WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

A. It means that you have multiple accounts with brokers and/or 3DO's transfer agent. Please vote all of these shares. 3DO recommends that you contact your broker and/or 3DO's transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is EquiServe Trust Company, N.A., which may be reached by phone at 781-575-3100; by mail at 150 Royall Street, Canton, MA 02021; or on the Internet at WWW.EQUISERVE.COM.

Q.    HOW MAY I ATTEND THE SPECIAL MEETING?

A. The Special Meeting is open to all holders of 3DO common stock. The meeting will be held at 3DO's headquarters in Redwood City, California, and directions may be found on the Company's website at WWW.3DO.COM/COMPANYINFO/DIRECTION.HTML.

Q.    MAY STOCKHOLDERS ASK QUESTIONS AT THE SPECIAL MEETING?

A. Yes. Representatives of the Company will answer stockholders' questions of general interest at the end of the meeting.

Q.    HOW MANY VOTES MUST BE PRESENT TO HOLD THE SPECIAL MEETING?

A. Your shares of common stock are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. In order for us to conduct our meeting, a majority of our outstanding shares of common stock as of July 5, 2002, must be present in person or by proxy at the meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting.

Q.    WHO WILL COUNT THE VOTES?

A. Employees of EquiServe Trust, N.A. will tabulate the votes and act as the inspector of elections.

Q.    WHY IS MY VOTE IMPORTANT?

A. Your vote is important because the proposal must receive the affirmative vote of a majority of shares of common stock outstanding to pass. Also, unless a majority of the shares of common stock outstanding as of the record date are voted or present at the meeting, we will not have a quorum, and we will be unable to transact any business at the Special Meeting. In that event we would need to adjourn the meeting until such time as a quorum can be obtained.

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Q.    WHERE DO I FIND THE VOTING RESULTS OF THE SPECIAL MEETING?

A. 3DO will announce preliminary voting results at the meeting. We will publish the final results in our second quarterly report on Form 10-Q for fiscal 2003. 3DO will file that report with the Securities and Exchange Commission, and you may obtain a copy by contacting the SEC at 800-SEC-0330 for the location of its nearest public reference room. You may also find a copy on the Internet through the SEC's electronic data system called EDGAR at www.sec.gov.

                                 THE 3DO COMPANY

                               PROXY STATEMENT FOR
                         SPECIAL MEETING OF STOCKHOLDERS

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

      The enclosed Proxy is solicited on behalf of the Board of Directors of The 3DO Company (the "Board"), a Delaware corporation ("3DO" or the "Company"), for use at the Special Meeting of Stockholders (the "Special Meeting") to be held Tuesday, August 20, at 3:00 p.m., local time, or at any adjournment thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Special Meeting of Stockholders. The Special Meeting will be held at 3DO's headquarters, 200 Cardinal Way, Redwood City, CA 94063. 3DO's principal executive offices are located at 200 Cardinal Way, Redwood City, CA 94063. 3DO's telephone number is (650) 385-3000. Directions to 3DO may be found on the Company's website at: www.3do.com/companyinfo/direction.html.

      These proxy solicitation materials were mailed on or about July 23, 2002, to all stockholders entitled to vote at the Special Meeting.

RECORD DATE AND SHARE OWNERSHIP

      Stockholders of record at the close of business on July 5, 2002, who owned common stock, are entitled to notice of the meeting and to vote at the meeting. At the record date (the "Record Date"), 61,857,431 shares of 3DO's common stock were issued and outstanding and held of record by approximately 819 stockholders.

VOTING AND SOLICITATION

      Each stockholder is entitled to one (1) vote for each share of common stock on the matter presented at the Special Meeting. The required quorum for the transaction of business at the Special Meeting is a majority of the votes eligible to be cast by holders of shares of 3DO's common stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST," or "ABSTAIN" (the "Votes Cast") are treated as being present at the Special Meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Special Meeting with respect to the proposal. An abstention will have the same effect as a vote against the proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. However, because under Delaware law the proposal requires the approval of the holders of a majority of 3DO's outstanding shares of common stock, and not merely the approval of a majority of 3DO's outstanding shares of common stock represented in person or by proxy at a meeting at which a quorum is present, a broker non-vote will count as a vote against this proposal. A broker non-vote occurs when a broker holding shares for a beneficial holder does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

                                                                               3

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      The cost of soliciting proxies will be borne by 3DO. 3DO may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited, personally or by telephone or telegram, by certain of 3DO's directors, officers and employees, without additional compensation.

REVOCABILITY OF PROXIES

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of 3DO a written notice of revocation, or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

      Proposals of stockholders of 3DO that such stockholders desire to have included in 3DO's proxy materials for its 2002 Annual Meeting of Stockholders must have been received by 3DO no later than April 3, 2002, in order to be considered for possible inclusion in our proxy statement and form of proxy relating to that meeting. However, if the date of the 2002 Annual Meeting of Stockholders changes by more than 30 days from the anniversary of last year's annual meeting (September 19, 2001), then the deadline will be a reasonable time before 3DO begins to print and mail the proxy materials.

RULE 14A-5(E)(2) DISCLOSURE
(COMPANY WITH ADVANCE NOTICE PROVISION IN THE BYLAWS)

      If a stockholder wishes to present a proposal at 3DO's Annual Meeting of Stockholders in the year 2002 and the proposal is not intended to be included in our proxy statement relating to that meeting, the stockholder must give advance notice to us during the period prior to such meeting that is determined in accordance with 3DO's Bylaws. The Bylaw notice period with respect to the 2002 Annual Meeting of Stockholders will run from June 21, 2002, until July 21, 2002, assuming that the annual meeting is held within 30 days before and 60 days after September 19, 2002 (the anniversary of last year's annual meeting). If a stockholder gives notice of a proposal outside of the Bylaw Notice Period, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the meeting.


                                    PROPOSAL

        PROPOSAL TO APPROVE THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A ONE-FOR-EIGHT REVERSE SPLIT OF 3DO'S OUTSTANDING
                             SHARES OF COMMON STOCK

GENERAL

      The Board has unanimously adopted a resolution approving, declaring advisable and recommending to the stockholders for their approval an amendment to Article IV of 3DO's Restated Certificate of Incorporation effecting a one-for-eight reverse split of 3DO's outstanding shares of common stock.

      The text of the proposed amendment to effect the reverse stock split is attached hereto as Appendix A (the "Certificate of Amendment"). The Certificate of Amendment will effect a one-for-eight reverse split of the shares of 3DO's common stock issued and outstanding, but will not change the number of authorized shares of common stock or preferred stock, the number of treasury shares held by 3DO or the par value of 3DO's common stock or preferred stock.

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PURPOSE

      The Board approved the reverse stock split for the following reasons:

      o The Board believes a higher stock price may help generate investor interest in 3DO and help 3DO attract and retain employees and other service providers; and

      o The Board believes the reverse stock split may be the most effective means to avoid a delisting of 3DO's common stock from the Nasdaq National Market ("Nasdaq").

      POTENTIAL INCREASED INVESTOR INTEREST. On July 5, 2002, 3DO's common stock closed at $0.47 per share. In approving the reverse stock split, the Board considered that 3DO's common stock may not appeal to brokerage firms that are reluctant to recommend lower-priced securities to their clients. Investors may also be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. Also, the Board believes that most investment funds are reluctant to invest in lower-priced stocks.

      The Board believes that some potential employees and service providers are less likely to work for a company with a low stock price, regardless of the size of the company's market capitalization. If the reverse stock split successfully increases the per share price of 3DO's common stock, the Board believes this increase will enhance 3DO's ability to attract and retain employees and service providers.

      NASDAQ LISTING. 3DO's common stock is quoted on Nasdaq under the symbol "THDO." On June 21, 2002, 3DO received notice from Nasdaq that its common stock had failed to maintain Nasdaq's minimum bid price closing requirement of $1.00 and that such failure had continued beyond the ninety (90) day probationary period allowed under the Nasdaq National Marketplace Rules. The letter specified that, as a result of 3DO's failure to maintain the minimum bid price closing requirement, 3DO's common stock would be delisted at the close of business on July 1, 2002. However, 3DO appealed the decision, and the delisting was stayed pending a hearing before the Nasdaq Qualifications Panel. This hearing is scheduled to occur on August 8, 2002. 3DO believes that the panel may look favorably on 3DO's reverse split proposal and may provide 3DO with time to effect the split pending approval by the stockholders at the Special Meeting. If, following the reverse stock split, the per share price of 3DO's common stock is above $1.00 for ten (10) consecutive trading days, 3DO believes Nasdaq may withdraw the delisting action. The Board believes that maintaining Nasdaq listing may provide a broader market for 3DO's common stock and facilitate the use of 3DO's common stock in financing transactions. The Board approved the reverse stock split partly as a means of increasing the share price of 3DO's common stock above $1.00 per share. If the stockholders do not approve the reverse stock split proposal and the stock price does not otherwise increase to greater than $1.00 per share, 3DO expects the common stock to be immediately delisted from the Nasdaq.

      Delisting could reduce the ability of holders of 3DO's common stock to purchase or sell shares of 3DO common stock as quickly and as inexpensively as they have done historically, and may have an adverse effect on the trading price of our common stock. Delisting could also adversely affect 3DO's relationships with vendors and customers.

      SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK. If 3DO's common stock is suspended from trading on the Nasdaq National Market or fails to continue to be listed on the Nasdaq National Market, then holders of our Series A Redeemable Convertible Preferred Stock would have the right to force 3DO to redeem their shares of preferred stock at a substantial premium to the market price of the common stock. On July 5, 2002, there were 10,868 shares of Series A Redeemable Convertible Preferred Stock issued and outstanding. As of that date, each share of Series A Redeemable Convertible Preferred Stock was convertible into 1,287 shares of common stock.

                                                                               5

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THE REVERSE STOCK SPLIT MAY NOT RESULT IN AN INCREASE IN THE PER SHARE PRICE OF
3DO'S COMMON STOCK; THERE ARE OTHER RISKS ASSOCIATED WITH THE REVERSE STOCK
SPLIT

      3DO cannot predict whether the reverse stock split will increase the market price for 3DO's common stock. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

      o the market price per new share of 3DO common stock (the "New Shares") after the reverse stock split will rise in proportion to the reduction in the number of old shares of 3DO common stock (the "Old Shares") outstanding before the reverse stock split;

      o the reverse stock split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks;

      o the reverse stock split will result in a per share price that will increase 3DO's ability to attract and retain employees and other service providers;

      o the market price per New Share will either exceed or remain in excess of the $1.00 minimum bid price as required by Nasdaq or that 3DO will otherwise meet the requirements of Nasdaq for continued inclusion for trading on Nasdaq.

      The market price of 3DO's common stock will also be based on 3DO's performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of 3DO's common stock declines, the percentage decline as an absolute number and as a percentage of 3DO's overall market capitalization may be greater than would occur in the absence of a reverse stock split. Furthermore, liquidity of 3DO's common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

PRINCIPAL EFFECTS OF THE REVERSE STOCK SPLIT

      CORPORATE MATTERS. The reverse stock split would have the following effects on the number of 3DO's shares of common stock outstanding:

      o each eight (8) Old Shares owned by a stockholder would be exchanged for one (1) New Share;

      o the number of shares of 3DO's common stock issued and outstanding will be reduced from approximately sixty-two million (62,000,000) shares to approximately seven million seven hundred fifty thousand (7,750,000) shares;

      o all outstanding options and warrants entitling the holders thereof to purchase shares of 3DO's common stock will enable such holders to purchase, upon exercise of their options or warrants, one-eighth (1/8th) of the number of shares of 3DO's common stock that such holders would have been able to purchase upon exercise of their options or warrants immediately preceding the reverse stock split at an exercise price equal to eight (8) times the exercise price specified before the reverse stock split, resulting in approximately the same aggregate price being required to be paid therefor upon exercise thereof immediately preceding the reverse stock split; and

      o the number of shares reserved for issuance under 3DO's existing stock option plans and employee stock purchase plans will be reduced to one-eighth (1/8th) of the number of shares currently included in such plans.

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      The reverse stock split will be effected simultaneously for all 3DO's common stock, and the exchange number will be the same for all of 3DO's common stock. The reverse stock split will affect all of 3DO's stockholders uniformly and will not affect any stockholder's percentage ownership interests in 3DO, except to the extent that the reverse stock split results in any of 3DO's stockholders owning a fractional share. As described below, stockholders holding fractional shares will be entitled to cash payments in lieu of such fractional shares. Such cash payments will reduce the number of post-split stockholders to the extent there are stockholders presently holding fewer than eight (8) shares. This, however, is not the purpose for which 3DO is effecting the reverse stock split. Common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. 3DO will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

      FRACTIONAL SHARES. No scrip or fractional certificates will be issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of Old Shares not evenly divisible by eight (8) will be entitled, upon surrender of certificate(s) representing such shares, to a cash payment in lieu thereof. The cash payment will equal the fraction to which the stockholder would otherwise be entitled multiplied by the average of the closing prices (as adjusted to reflect the reverse stock split) of our common stock, as reported in The Wall Street Journal, during the sixty (60) trading days preceding the date that is five (5) days before the effective time of the reverse stock split. If such price is not available, the fractional share payment will be based on the average of the last bid and ask prices of our common stock on such days or other prices determined by the Board. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment therefor as described herein.

      Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where 3DO is domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

      AUTHORIZED SHARES; FUTURE FINANCINGS. Upon effectiveness of the reverse stock split, the number of authorized shares of common stock that are not issued or outstanding would increase from approximately sixty-three million (63,000,000) shares to approximately one hundred seventeen million (117,000,000) shares, which include treasury shares. 3DO will continue to have 4,984,180 authorized but unissued shares of preferred stock. Authorized but unissued shares will be available for issuance, and 3DO may issue such shares in financings or otherwise. If 3DO issues additional shares, the ownership interest of holders of 3DO's common stock may also be diluted. Also, the issued shares may have rights, preferences or privileges senior to those of 3DO's common stock. 3DO currently intends to raise approximately $5,000,000 in additional capital to fund its operations in the next few months and may issue debt or equity securities or a combination. 3DO does not know whether it will be able to obtain such financing on satisfactory terms, if at all. 3DO's additional future capital needs will be highly dependent on its ability to control expenses, manage the restructuring of our operations, as well as the market's demand for its products. Thus, any projections of future cash needs and cash flows are subject to substantial uncertainty. If 3DO's available funds and cash generated from operations are insufficient to satisfy 3DO's liquidity requirements, 3DO may seek to sell additional equity or debt securities, obtain a line of credit or curtail its existing operations. In addition, from time to time 3DO may evaluate other methods of financing to meet its capital needs on terms that are attractive to 3DO. If the reverse stock split proposal is not approved by the stockholders at the Special Meeting, 3DO's ability to raise additional capital could be adversely affected.

      ACCOUNTING MATTERS. The reverse stock split will not affect the par value of 3DO's common stock. As a result, on the effective date of the reverse stock split, the stated capital on 3DO's balance sheet attributable to 3DO's common stock will be reduced to one-eighth (1/8th) of its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of 3DO's common stock will be increased because there will be fewer shares of 3DO's common stock outstanding.

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      POTENTIAL ANTI-TAKEOVER EFFECT. Although the increased proportion of unissued authorized shares of common stock to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of 3DO's Board or contemplating a tender offer or other transaction for the combination of 3DO with another company), the reverse stock split proposal is not being proposed in response to any effort of which 3DO is aware to accumulate 3DO's shares of common stock or obtain control of 3DO, nor is it part of a plan by management to recommend a series of similar amendments to 3DO's Board and stockholders. Other than the reverse stock split proposal, 3DO's Board does not currently contemplate recommending the adoption of any other amendments to 3DO's Restated Certificate of Incorporation that could be construed to affect the ability of third parties to take over or change the control of 3DO.

PROCEDURE FOR EFFECTING REVERSE STOCK SPLIT AND EXCHANGE OF STOCK CERTIFICATES

      If 3DO's stockholders approve the reverse stock split and the Board still believes that the reverse stock split is in the best interests of 3DO and its stockholders, 3DO will file an amendment to its Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The reverse stock split will become effective at the time specified in the amendment, which will most likely be some time shortly after the filing of the amendment and which 3DO refers to as the "effective time." Beginning at the effective time, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares.

      As soon as practicable after the effective time, stockholders will be notified that the reverse stock split has been effected. 3DO expects that its transfer agent, EquiServe Trust Company, N.A., will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of Old Shares will be asked to surrender to the exchange agent certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures to be set forth in the letter of transmittal 3DO sends to its stockholders. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. Any Old Shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for New Shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

      Even if the stockholders approve the reverse stock split, 3DO reserves the right to not effect the reverse stock split if in the Board's opinion it would not be in the best interests of 3DO and its stockholders to effect such reverse stock split.

NO DISSENTER'S RIGHTS UNDER THE DELAWARE GENERAL CORPORATION LAW

         3DO's stockholders are not entitled to dissenter's rights with respect to the reverse stock split, and 3DO will not independently provide stockholders with any such right.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

      The following is a summary of certain material federal income tax consequences of the reverse stock split and does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. For example, the state and local tax consequences of the reverse stock split may vary significantly as to each stockholder, depending upon the state in which he or she resides. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (the "Code") (i.e., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder's own tax advisor with respect to the tax consequences of the reverse stock split.

      Other than the cash payments for fractional shares discussed below, no gain or loss should be recognized by a stockholder upon such stockholder's exchange of Old Shares for New Shares pursuant to the reverse stock split. The aggregate tax basis of the New Shares received in the reverse stock split (including any fraction of a New Share deemed to have been received) will be the same as the stockholder's aggregate tax basis in the Old Shares exchanged therefor. In general, stockholders who receive cash upon redemption of their fractional share interests in the New Shares as a result of the reverse stock split will recognize gain or loss based on their adjusted basis in the fractional share interests redeemed. The federal income tax liability, if any, generated by the receipt of cash in lieu of a fractional interest should not be material in amount in view of the low value of the fractional interest. The stockholder's holding period for the New Shares will include the period during which the stockholder held the Old Shares surrendered in the reverse stock split.

      3DO's view regarding the tax consequence of the reverse stock split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the reverse stock split.

VOTE REQUIRED; RECOMMENDATION OF BOARD

      The affirmative vote of the holders of a majority of all outstanding shares of 3DO's common stock entitled to vote on this proposal will be required for approval of the amendment.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding beneficial ownership of 3DO's common stock as of the record date (except as otherwise noted) by (i) each of its directors, (ii) its Chief Executive Officer and the four most highly compensated executive officers who earned more than $100,000 during the fiscal year ended March 31, 2002, and who were still officers of 3DO on the record date, (iii) all of its directors and executive officers as a group, and (iv) each person or entity who is known by us to own beneficially more than 5% percent of 3DO's common stock.

      This table is based on information provided to us or filed with the SEC by its directors, executive officers and principal stockholders. Unless otherwise indicated, the address for each stockholder listed in the following table is c/o The 3DO Company, 200 Cardinal Way, Redwood City, California 94063. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned. Applicable percentage ownership of common shares in the following tables is based on 61,857,431 shares of common stock outstanding as of the record date. The number does not include shares of treasury stock.


--------------------------------------------------- -------------------------------------
                                                        SHARES BENEFICIALLY OWNED (1)
            FIVE PERCENT STOCKHOLDERS,                  -----------------------------
         DIRECTORS AND EXECUTIVE OFFICERS                 NUMBER             PERCENT
--------------------------------------------------- ------------------ ------------------
Gaia Offshore Master Fund, Ltd.
     750 Lexington Ave.                                   3,342,023(2)        5.1%
     New York, NY  10022
--------------------------------------------------- ------------------ ------------------
HFTP Investment, LLC
     750 Lexington Ave.                                   8,700,694(3)       12.3%
     New York, NY  10022
--------------------------------------------------- ------------------ ------------------
William M. (Trip) Hawkins III                            24,750,823(4)       36.2%
--------------------------------------------------- ------------------ ------------------
James Alan Cook                                           1,017,367(5)        1.6%
--------------------------------------------------- ------------------ ------------------
William H. Dully                                             25,000(6)          *
--------------------------------------------------- ------------------ ------------------
Stephen E. Fowler                                           523,127(7)          *
--------------------------------------------------- ------------------ ------------------
Richard A. Gelhaus                                                0             *
--------------------------------------------------- ------------------ ------------------
Paul Grace                                                  314,209(8)          *
--------------------------------------------------- ------------------ ------------------
Dominic Wheatley                                            171,542(9)          *
--------------------------------------------------- ------------------ ------------------
William A. Hall                                            226,683(10)          *
--------------------------------------------------- ------------------ ------------------
H. William Jesse, Jr.                                      231,166(11)          *
--------------------------------------------------- ------------------ ------------------
Richard S. F. Lehrberg                                      37,500(12)          *
--------------------------------------------------- ------------------ ------------------
All executive officers and directors                    27,297,417(13)       38.5%
as a group (10 persons)
--------------------------------------------------- ------------------ ------------------

*Less than 1%.

(1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons and entities named in the table have sole voting and sole investment power with respect to all shares of Common Stock beneficially owned. As of July 5, 2002, there were 61,857,431 shares of common stock outstanding. This number does not include shares of treasury stock.
(2) Represents common shares issuable upon conversion of Series A redeemable convertible preferred shares as of June 14, 2002, according to Company records.
(3) Represents common shares issuable upon conversion of Series A redeemable convertible preferred shares as of June 14, 2002, according to Company records.
(4) Includes 3,994,752 shares subject to an option exercisable within 60 days of July 5, 2002, and 2,582,032 shares subject to warrants exercisable within 60 days of July 5, 2002.
(5) Includes 1,006,749 shares subject to an option exercisable within 60 days of July 5, 2002.
(6) Includes 25,000 shares subject to an option exercisable within 60 days of July 5, 2002.
(7) Includes 493,500 shares subject to an option exercisable within 60 days of July 5, 2002.
(8) Includes 290,793 shares subject to an option exercisable within 60 days of July 5, 2002.
(9) Includes 146,042 shares subject to an option exercisable within 60 days of July 5, 2002.
(10) Includes 195,833 shares subject to an option exercisable within 60 days of July 5, 2002.
(11) Includes 194,166 shares subject to an option exercisable within 60 days of July 5, 2002.
(12) Includes 37,500 shares subject to an option exercisable within 60 days of July 5, 2002.
(13) Includes shares held beneficially by executive officers and directors as shown in the footnotes to the foregoing table. Includes 8,966,367 shares subject to options and warrants exercisable within 60 days of July 5, 2002, by all executive officers and directors.

                                   APPENDIX A

                              PROPOSED AMENDMENT TO
                      RESTATED CERTIFICATE OF INCORPORATION


      A new paragraph to Article IV of the Company's Restated Certificate of Incorporation shall be added as follows:

      "As of [__________] at [_______]. (__________ time) (the "Effective
      Date"), each eight (8) shares of Common Stock of the corporation issued and outstanding immediately prior to the Effective Date (the "Old Common Stock") shall automatically be reclassified and continued, without any action on the part of the holder thereof, as one share of Common Stock (the "Reverse Split"). The Corporation shall not issue fractional shares on account of the Reverse Split. Holders of Old Common Stock who would otherwise be entitled to a fraction of a share on account of the Reverse Split shall receive, upon surrender of the stock certificates formally representing shares of the Old Common Stock, in lieu of such fractional share, an amount in cash (the "Cash-in-Lieu Amount") equal to the product of
      (i) the decimal remainder resulting from dividing the total number of shares of Old Common Stock held by eight (8), which remainder is then multiplied by eight (8), and (ii) the average of the closing price per share of the Old Common Stock on the sixty (60) trading days immediately preceding the date that is five (5) days prior to the Effective Date or, if no such sale takes place on such days, the average of the last bid and asked prices thereof for such days, in each case as reported in the WALL STREET JOURNAL. No interest shall be payable on the Cash-in-Lieu Amount."

                                      PROXY

                                 THE 3DO COMPANY
                  PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS

                       SOLICITED BY THE BOARD OF DIRECTORS

  The undersigned stockholder of The 3DO Company, a Delaware corporation (the "Company"), hereby appoints Trip Hawkins and James Alan Cook, and each of them, proxies with full power of substitution, to represent the undersigned and to vote all of the shares of the common stock of the Company that the undersigned is entitled to vote, at the Special Meeting of Stockholders of the Company to be held on August 20, 2002, at 3:00 p.m., local time, at the Company's headquarters, 200 Cardinal Way, Redwood City, California (the "Meeting"), and at any adjournment thereof, and to vote all shares the undersigned would be entitled to vote if personally present at the Meeting on the matter listed on the reverse side.

  Whether or not you plan to attend the Meeting in person, you are urged to sign and promptly mail this proxy in the enclosed return envelope so that your shares may be represented at the Meeting.

  THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR THE PROPOSAL. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting, or any adjournment thereof, to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.

THE 3DO COMPANY

C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940


Vote By Telephone                         Vote By Internet

It's fast, convenient and immediate!      It's fast, convenient and your vote is
immediately Call Toll-Free on a           confirmed and posted.
Touch-Tone Phone
1-877-PRX-VOTE (1-888-779-8683)


Follow these four easy steps:             Follow these four easy steps:

1.  Read the accompanying Proxy           1.  Read the accompanying Proxy
    Statement and Proxy Card                  Statement and Proxy Card

2.  Call the toll-free number             2.  Go to the Website
    1-877-PRX-VOTE (1-877-779-8683).          HTTP://WWW.EPROXYVOTE.COM/AER

3.  Enter your 14-digit Voter Control     3.  Enter your 14-digit Voter Control
    Number located on your Proxy Card         Number located on your Proxy Card
    above your name.                          above your name.

4.  Follow the recorded Instructions.     4.  Follow the Instructions provided


YOUR VOTE IS IMPORTANT!                   YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!              Go to HTTP://WWW.EPROXYVOTE.COM/AER
                                          anytime!

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET




/ X / PLEASE MARK VOTES AS IN THIS EXAMPLE.


   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

                                                 FOR      AGAINST     ABSTAIN

   To approve an amendment to the
   Restated Certificate of Incorporation         / /        / /         / /
   to effect a one-for-eight reverse split
   of the outstanding shares of 3DO's
   common stock.


The undersigned hereby acknowledges receipt of (a) the Notice of Special Meeting of Stockholders of the Company and (b) the accompanying Proxy Statement.

Please sign exactly as your name appears on your stock certificate. If shares are held in the names of two or more persons (including husband and wife, as joint tenants or otherwise), all persons must sign. If shares are held by a corporation, the proxy should be signed by the President or Vice President and the Secretary or Assistant Secretary. Fiduciaries who execute the proxy should give their full title.

          Signature:                  Date:        Signature:
                    ------------------      -------            ----------------

2